EXHIBIT 99.1

Nemus Bioscience Announces that Emerald Health Sciences has Provided a Credit Facility of up to $20

Million and Adopted an Open Market Share Purchase Program of up to 10 Million Common Shares

Avtar Dhillon, MD, appointed as Executive Chairman of Nemus

Long Beach, CA, October 8, 2018-- Nemus Bioscience, Inc. (OTCQB: NMUS), focused on the development of bioengineered cannabinoid-based therapeutics to address global medical indications, announced today that the Company’s majority shareholder, Emerald Health Sciences, Inc. (EHS), will provide the Company with a credit facility of up to $20 million for operating purposes and has committed to purchase up to 10 million shares of Nemus common stock in the open market. The Board of Directors of Nemus also appointed Dr. Avtar Dhillon, MD, as Executive Chairman of the Board effective October 8, 2018.

"This funding allows Nemus to launch its first human clinical trial in glaucoma for NB1111, while also securing the financial ability to rapidly develop its pipeline of proprietary cannabinoid prodrugs and analogs,” said Dr. Dhillon, of EHS. “We will continue to support the development of Nemus’ novel cannabinoid technology, especially as it relates to developing new formulations and delivery methods.”

“We appreciate the conviction of Emerald Health Sciences to support our drug discovery and development activities. Their deep expertise in drug development along with their financial support allows us to confidently advance our proprietary, bio-engineered cannabinoid-based therapeutics,” said Dr. Brian Murphy, CEO and CMO of Nemus. "We are pleased to have Dr. Dhillon join our board of directors at this pivotal time for the Company. His well-established track record in building life science companies brings significant validation to our executive management team.”

“I’m honored to join the Nemus team to advance the Company’s mission to develop and commercialize cannabinoid-based therapeutics,” said Dr. Dhillon. “Targeting CB-1 and CB-2 receptors for the treatment of various diseases is attracting significant attention within the industry, and we believe that Nemus’ technology, licensed from the University of Mississippi, is at the forefront of this race. I look forward to providing my experience to achieve the near-term milestones for NB1111 and working with the management team to expand Nemus’ clinical pipeline.”

EHS has put a $20 million credit facility in place for Nemus, which will mature in October 2022. Nemus can draw down on and repay this facility without penalty at its discretion. The coupon rate of the credit facility is 7% per annum. The facility provides EHS with an option to convert any outstanding debt at $0.40 per share. Nemus will also issue detachable warrants to EHS in connection with the credit agreement and provide certain registration rights. Issued warrants will allow EHS to purchase shares of Nemus, prorated at 50% of the equivalent value of common stock on an as-if-converted basis for each drawdown, with each warrant having an exercise price of $0.50 for a period of five years. The credit facility does not contain repricing provisions, other than for capital reorganizations.

EHS has also adopted an open market share purchase program of up to 10 million shares of Nemus common stock. EHS plans to undertake the open market purchases in compliance with the Company’s insider trading policy, industry best practices, and in compliance with U.S. securities laws. No shares have been purchased to date. Any transactions will be disclosed publicly through applicable filings with the Securities Exchange Commission.

Dr. Dhillon is a life science entrepreneur with more than 35 years in medical practice and company building focused on identifying valuable technology and business opportunities; guiding strategy; structuring financings, licensing deals, acquisitions, and mergers; and building dominant IP portfolios. As a founder/co-founder or lead investor in dozens of life science companies, he has raised over $1B in public and private financings. During his tenure as CEO at NASDAQ-listed Inovio Pharmaceuticals, Dr. Dhillon led the turnaround of the company through restructuring, the acquisition of technology from European and North American companies, and a strategic merger.

Currently, Dr. Dhillon serves as an active board member and chairman for a number of life science and investment companies, including as the Chairman and CEO of Emerald Health Sciences and Chairman of the Cannabis Canada Council. He also has large-scale farming expertise and grows fruit crops in northern California. Prior to his success as an entrepreneur and life sciences CEO & Chairman, Dr. Dhillon practiced family medicine for over 12 years. He has a BSc (Honors) in Human Physiology and an MD from the University of British Columbia.

About Nemus Bioscience, Inc.

The Company is a biopharmaceutical company, headquartered in Long Beach, California, focused on the discovery, development, and commercialization of bioengineered cannabinoid-based therapeutics for significant unmet medical needs in global markets. With proprietary technology licensed from the University of Mississippi, Nemus is developing novel ways to deliver cannabinoid-based drugs for specific indications with the aim of optimizing the clinical effects of such drugs while limiting potential adverse events. Nemus' strategy is to explore the use of proprietary biosynthetic compounds, alone or in combination with corporate partners. The Company is led by a highly qualified team of executives with decades of biopharmaceutical experience and a significant background in early-stage drug development.

For more information, visit www.nemusbioscience.com.

CONTACT

Nemus Investor Relations

PCG Advisory Group

Adam Holdsworth

Email: adamh@pcgadvisory.com

Phone: 646-862-4607

Doug Cesario

Chief Financial Officer

Email: doug@nemusbio.com

Phone: 949-336-3437

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements, including statements regarding our product development, business strategy, product milestones, EHS commitment to purchase shares in the open market, timing of clinical trials and commercialization of cannabinoid-based therapeutics. Such statements and other statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition and stock price could be materially negatively affected. In some cases, forward-looking statements can be identified by terminology including “anticipated,” “contemplates,” “goal,” “focus,” “aims,” “intends,” “believes,” “can,” “could,” “challenge,” “predictable,” “will,” “would,” “may” or the negative of these terms or other comparable terminology. We operate in a rapidly changing environment and new risks emerge from time to time. As a result, it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements the Nemus may make. Risks and uncertainties that may cause actual results to differ materially include, among others, our capital resources, uncertainty regarding the results of future testing and development efforts and other risks that are described in the Risk Factors section of Nemus’ most recent annual or quarterly report filed with the Securities and Exchange Commission. Except as expressly required by law, Nemus disclaims any intent or obligation to update these forward-looking statements.

This news release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sales of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any securities that may be offered in the United States will be offered only to accredited investors pursuant to Regulation D of the Securities Act.